Exhibit 23.1
                          DAVIS ACCOUNTING GROUP, P.C.
                       A Certified Public Accounting Firm
            337 South Main Street, Suite 120, Cedar City, Utah 84720
                       (435) 865-2808 o FAX (435) 865-2821


Mr. Cameron Lamb, CEO
Friday Night Entertainment Corporation
1416  North La Brea Avenue
Hollywood, California 90028

Dear Mr. Lamb,

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in Amendment No. 2 to the Registration Statement of Friday Night Entertainment Corporation on Form SB-2 of our report on the financial statements of the Company as its independent auditors dated November 9, 2004, as of and for the period ended June 30, 2004. We further consent to the reference to us in the sections Changes In and Disagreements on Accounting and Financial Disclosures and Experts in Amendment No. 2 to the Registration Statement on Form SB-2.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah
December 21, 2004